Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF JUNE 30, 2014

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$60,496
Cash equivalents held in trust	6,615

Total investments held in trust	67,111
Cash and cash equivalents	1,049
Fixed-maturity securities, at fair value	8,719
Accrued investment income	547
Premiums receivable	585

Total assets	$78,011

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$19,390
Losses payable	800
Unearned premiums	1,227
Accrued ceding commission expense	51
Other liabilities	219

Total liabilities	21,687

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	(13,556)

Total stockholder’s equity	56,324

Total liabilities and stockholder’s equity	$78,011

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED JUNE 30, 2014

(in thousands)

Revenues:
Premiums earned	$568
Net investment income	(16)

Total revenues	552

Expenses:
Underwriting Expenses	237
General and administrative expenses	164
Loss from contract termination	—

Total expenses	401

(Loss) income before federal income taxes	151
Federal income tax benefit	—

Net (loss) income	$151